As filed with the Securities and Exchange Commission on November 13, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIPOCINE INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	99-0370688
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

675 Arapeen Drive, Suite 202
Salt Lake City, Utah 84108
(801) 994-7383

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Mahesh V. Patel
President and Chief Executive Officer
Lipocine Inc.
675 Arapeen Drive, Suite 202
Salt Lake City, Utah 84108
(801) 994-7383

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Nolan S. Taylor

David F. Marx

Dorsey & Whitney LLP
111 South Main Street, Suite 2100
Salt Lake City, Utah 84111
(801) 933-7360

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐
Accelerated filer	☐
Non-accelerated filer	☒
Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount to be Registered(1) (2)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price (2) (3)	Amount of Registration Fee (7)
Common Stock, par value $0.0001 per share				-
Preferred Stock, par value $0.0001 per share				-
Debt Securities(4)				-
Warrants(5)				-
Units(6)				-
Total			$150,000,000	$16,365.00	(8)

1	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as will have an aggregate initial offering price not to exceed $150,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock and such indeterminate principal amounts of debt securities as may be issued upon exercise of warrants, upon conversion of or exchange for debt securities that provide for conversion or exchange, or pursuant to anti-dilution provisions of any such securities. No separate consideration will be received for any shares of common stock, preferred stock, or principal amounts of debt securities so issued upon conversion or exchange.

2	Pursuant to General Instruction II.D of Form S-3, the amount of securities to be registered for each class of securities, the proposed maximum offering price per unit for each class of securities and the proposed aggregate offering price of each class of securities are not specified.

3	The Registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities up to a proposed maximum aggregate offering price of $150,000,000 which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

4	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

5	Includes warrants to purchase common stock, warrants to purchase preferred stock and warrants to purchase debt securities.

6	Consisting of some of all of the securities listed above, in any combination.

7	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

8

As discussed below, pursuant to Rule 415(a)(6) of the Securities Act, this Registration Statement includes a total of $116,352,748 aggregate offering price of unsold securities (the “Unsold Securities”) that were previously registered on a registration statement on Form S-3 (Registration No. 333-220942) and for which the registration fee was previously paid. Pursuant to Rule 415(a)(6) under the Securities Act, $10,211 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. As such, the filing fee due under this Registration Statement with respect to the Unsold Securities is $0, and the filing fee due with respect to the additional $33,647,251 aggregate offering price is $3,671.

Pursuant to Rule 415(a)(6) of the Securities Act, the securities registered pursuant to this Registration Statement include $116,352,748 aggregate offering price of unsold securities of the registrant previously registered on its Registration Statement on Form S-3 (Registration No. 333-220942), initially filed on October 13, 2017 and amended on November 17, 2017, as declared effective on November 24, 2017, which the registrant refers to as the Prior Registration Statement. The previously paid filing fee relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered in this Registration Statements. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, any such unsold securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of unsold securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale of up to $150,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants and units; and

•	a sales agreement prospectus covering the offering, issuance and sale of up to $50,000,000 of the registrant’s shares of common stock that may be issued and sold under the Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) dated March 6, 2017 between the registrant and Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The shares of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $50,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2020

PROSPECTUS

LIPOCINE INC.
$150,000,000

Common Stock, Preferred Stock,
Debt Securities,
Warrants and Units

From time to time, we may offer and sell up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “LPCN”. On November 12, 2020, the last reported sale price for our common stock was $1.47 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is	,2020

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

References in this prospectus and the documents incorporated by reference to the “Company,” “Lipocine,” “our,” “us” or “we” refer to Lipocine Inc. and its subsidiaries.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements may refer to such matters as products, product benefits, pre-clinical and clinical development timelines, clinical and regulatory expectations and plans, regulatory developments and requirements, the receipt of regulatory approvals, the results of clinical trials, patient acceptance of Lipocine’s products, manufacturing and commercialization of Lipocine’s products, anticipated financial performance, future revenues or earnings, business prospects, projected ventures, new products and services, anticipated market performance, future expectations for liquidity and capital resources needs and similar matters. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections of this prospectus entitled “Prospectus Summary” and “Risk Factors.”

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. These statements involve risks, uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause or contribute to such differences include, but are not limited to, those discussed in the Section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

ii

Prospectus Summary

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 6, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. This prospectus includes forward-looking statements that involve risks and uncertainties.

Overview of Our Business

We are a clinical-stage biopharmaceutical company focused on applying our oral drug delivery technology for the development of pharmaceutical products focusing on metabolic and endocrine disorders. Our proprietary delivery technologies are designed to improve patient compliance and safety through orally available treatment options. Our primary development programs are based on oral delivery solutions for poorly bioavailable drugs. We have a portfolio of proprietary product candidates designed to produce favorable pharmacokinetic (“PK”) characteristics and facilitate lower dosing requirements, bypass first-pass metabolism in certain cases, reduce side effects, and eliminate gastrointestinal interactions that limit bioavailability.

Our most advanced product candidate, TLANDO™, is an oral testosterone replacement therapy (“TRT”). On November 8, 2019 we received a Complete Response Letter ("CRL") from the United States Food and Drug Administration ("FDA") regarding our New Drug Application ("NDA") filed in May 2019 for TLANDO as a TRT in adult males for conditions associated with a deficiency of endogenous testosterone, also known as hypogonadism. A CRL is a communication from the FDA that informs companies that an application cannot be approved in its present form. The CRL identified one deficiency stating the efficacy trial did not meet the three secondary endpoints for maximal testosterone concentrations (“Cmax”). The CRL did not identify any specific issues relating to chemistry, manufacturing and controls (“CMC”) of TLANDO. We had our Post Action meeting with the FDA in January 2020 and discussed a potential path forward for the approval of TLANDO. Based on the Post Action meeting and written feedback, the FDA indicated our approach to addressing the deficiency through the reanalysis of existing data in accordance with FDA feedback appears to be a reasonable path forward. The FDA requested that the information generated by the reanalysis be submitted as part of an NDA resubmission with a six-month Prescription Drug User Fee Act (“PDUFA”) clock. We resubmitted the NDA on February 28, 2020 and it was assigned a PDUFA date of August 28, 2020. However, on August 28, 2020 the FDA informed us that it needed additional time to complete its review of the NDA. On November 5, 2020, the FDA informed us that it is working towards taking action on the TLANDO NDA on or about the week of November 30, 2020. However, the Company cannot assure that the FDA will act in that time frame. The FDA has not asked for any additional data and we have provided the FDA with all information requested to date.

Additional pipeline candidates include LPCN 1144, an oral prodrug of bioidentical testosterone comprised of TU for the treatment of non-cirrhotic non-alcoholic steatohepatitis (“NASH”), TLANDO XR, a next generation oral TRT product with the potential for once daily dosing which has completed Phase 2 testing, LPCN 1148, an oral prodrug of bioidentical testosterone for the treatment of cirrhosis, and LPCN 1107, potentially the first oral hydroxyprogesterone caproate product indicated for the prevention of recurrent preterm birth, which has completed an End-of-Phase 2 meeting with the FDA.

LPCN 1144 is currently being tested in the LiFT (“Liver Fat intervention with oral Testosterone”) Phase 2 clinical study, a paired-biopsy study in confirmed pre-cirrhotic NASH subjects. Study enrollment has been completed and top-line primary endpoint results are expected in January 2021. Additionally, LPCN 1144 recently completed a Proof-Of-Concept (“POC”) liver imaging clinical study which demonstrated substantial liver fat reductions in hypogonadal males at risk of developing NASH as assessed using magnetic resonance imaging, proton density fat fraction (“MRI-PDFF”) technique.

To date, we have funded our operations primarily through the sale of equity securities, debt and convertible debt and through up-front payments, research funding and royalty and milestone payments from our license and collaboration arrangements. We have not generated any revenues from product sales and we do not expect to generate revenue from product sales unless and until we obtain regulatory approval of TLANDO or other products.

We have incurred losses in most years since our inception. As of September 30, 2020, we had an accumulated deficit of $168 million. Income and losses fluctuate year to year, primarily depending on the nature and timing of research and development occurring on our product candidates. Our net loss was $16.5 million for the nine months ended September 30, 2020 and $9.7 million for the nine months ended September 30, 2019. Substantially all of our operating losses resulted from expenses incurred in connection with our product candidate development programs, our research activities and general and administrative costs, including on-going litigation activities, associated with our operations.

We expect to continue to incur significant expenses and operating losses for the foreseeable future as we:

•	conduct any other pre or post-approval clinical studies required in support of TLANDO;

•	perform pre-commericalization and commercialization activities in support of TLANDO;

•	conduct further development of our other product candidates, including LPCN 1144;

•	continue our research efforts;

•	research new products or new uses for our existing products;

•	maintain, expand and protect our intellectual property portfolio; and

•	provide general and administrative support for our operations, including on-going litigation.

To fund future long-term operations, we will need to raise additional capital. The amount and timing of future funding requirements will depend on many factors, including capital market conditions, regulatory requirements and outcomes related to TLANDO, regulatory requirements related to our other product development programs, the timing and results of our ongoing development efforts, the potential expansion of our current development programs, potential new development programs, our ability to license our products to third parties, the pursuit of various potential commercial activities and strategies associated with our development programs and related general and administrative support. We anticipate that we will seek to fund our operations through public or private equity or debt financings or other sources, such as potential license, partnering and collaboration agreements. We cannot be certain that anticipated additional financing will be available to us on favorable terms, in amounts sufficient to fund our operations (including the commercialization of TLANDO if we receive FDA approval), or at all. Although we have previously been successful in obtaining financing through public and private equity securities offerings and our license and collaboration agreements, there can be no assurance that we will be able to do so in the future.

Corporate Information

Marathon Bar Corp. (“Marathon Bar”) was incorporated on October 13, 2011, in the State of Delaware. On July 24, 2013, Marathon Bar and MBAR Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Marathon Bar, and Lipocine Operating Inc. (“Lipocine Operating”), a privately held company incorporated in Delaware, executed an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Lipocine Operating and Lipocine Operating was the surviving entity. Additionally, pursuant to the Merger Agreement, Marathon Bar changed its name to Lipocine Inc.

Our principal executive offices are located at 675 Arapeen Drive, Suite 202, Salt Lake City, Utah 84108 and our telephone number is (801) 994-7383. We maintain a website at www.lipocine.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $150 million from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may offer shares of our common stock from time to time. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors. All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock — Common Stock.”

Preferred Stock. Our board of directors has the authority under our amended and restated certificate of incorporation, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Our Preferred Stock is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock.”

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Warrants. We may offer warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the particular warrants being offered, as well as the complete warrant document or agreement that contain the terms of the warrants. Specific warrant documents or agreements will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Units. We may offer units consisting of common stock, preferred stock, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the particular units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the units we are offering before the issuance of the related units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “LPCN”. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus.  You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, each of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risk Factors Summary

Our business operations are subject to numerous risks, factors and uncertainties, including those outside of our control, that could cause our actual results to be harmed, including risks regarding the following:

Risks Relating to Our Business and Industry

•	the timelines of our clinical trials;
•	the regulatory approval, success, and commercialization of our lead product candidate, TLANDO;
•	possible FDA restrictions on the indicated population for T-replacement in the "class" label;
•	the possibility that T-replacement therapies could be found to create, or could be perceived to create, health risks;
•	any possible failure to obtain adequate healthcare reimbursement for our products;
•	competition in the TRT market, including the entrance of generic T-gels into the market;
•	successfully commercialization of our product candidates internally or through collaborators;
•	the early stage of development of LPCN 1144, LPCN 1107, and TLANDO XR (LPCN 1111);
•	the early stage of development of our research and development programs and processes;
•	the regulation requirements for our product candidates;
•	the possibility that we may never receive regulatory approval to market our products outside the United States;
•	the stringent government regulations concerning the clinical testing of our products;
•	the market’s acceptance of our products;
•	the possibility that regulatory agencies could find that we have improperly promoted off-label uses;
•	any possible failure to comply with federal and state healthcare laws;
•	our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel;
•	difficulties in managing the growth of the company;
•	re-importation of drugs from foreign countries into the United States by our competitors;
•	any product liability claims;
•	any failure to comply with the Controlled Substances Act;
•	the defense and resolution of any litigation;
•	cyber security risks;
•	the ongoing outbreak of coronavirus around the world;

Risks Related to Our Dependence on Third Parties

•	our reliance on third-party contractors and service providers for the execution of some aspects of our development programs;
•	our reliance on contract research organizations or other third parties to assist us in conducting clinical trials;
•	our reliance on suppliers for the active and inactive ingredients for our products;
•	our ability to establish successful collaborations for our products;

Risks Related to Ownership of Our Common Stock

•	our stock price’s reaction to the results and timing of clinical trials, regulatory and other decisions;
•	the effectiveness of our internal control over financial reporting;
•	the cost and expense to comply with the requirements of being a public company;
•	the volatility of our share price;
•	fluctuations in the value of our warrants outstanding from the November 2019 Offering;
•	the possibility of delisting of our securities from the Nasdaq Capital Market;
•	anti-takeover provisions in our amended and restated certificate of incorporation and our amended and restated bylaws, as well as provisions of Delaware law and our stockholder rights plan;
•	the right of the holders of the common warrants issued in the November 2019 Offering to right to receive the Black Scholes value of the warrants in the event of a fundamental transaction;
•	our decision not to pay dividends on our common stock;
•	our management and directors’ ability to exert influence over our affairs;
•	the thin trading of our common stock;
•	any failure of securities or industry analysts to publish accurate research about our business;

Risks Relating to Our Financial Position and Capital Requirements

•	our need for and ability to obtain substantial additional capital in the future;
•	the covenants in our loan agreement or our failure to comply with such covenants;
•	our ability to generate sufficient cash flow to satisfy our significant debt service obligations;
•	potential dilution to our existing stockholders from raising any additional capital;
•	our inability to predict when we will generate product revenues or achieve profitability;
•	our incurrence of significant operating losses;
•	any fluctuation in our operating results;

Risks Relating to Our Intellectual Property

•	our ability to protect our intellectual property;
•	our ability to obtain additional protection under the Drug Price Competition and Patent Term Restoration Act;
•	the possibility of incurring substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights, or our inability to protect our rights to our products and technology;
•	the cost and expense, and any unfavorable outcomes, resulting from any claims for infringing intellectual property rights of third parties;
•	the fact that we do not have patent protection for our product candidates in a significant number of countries;
•	our ability to comply with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies; and
•	the possibility that we may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

USE OF PROCEEDS

Except as described in any applicable prospectus, prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from this offering primarily for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. The following is a summary of the rights of our common and preferred stock and some of the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, our registration rights agreements and the Delaware General Corporation Law. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and our amended and restated bylaws, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus forms a part.

Our amended and restated certificate of incorporation and our amended and restated bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors, which may have the effect of delaying, deferring or preventing a future takeover or change in control of Lipocine unless such takeover or change in control is approved by our board of directors.

Common Stock

As of September 30, 2020 there were 65,686,150 shares of common stock outstanding. In addition, as of September 30, 2020 there were: (i) 2,958,485 shares of common stock subject to outstanding options; (ii) 605,682 shares of common stock subject to outstanding restricted stock units; (iii) 2,544,888 shares of common stock reserved for future issuance under our Amended and Restated 2014 Stock and Incentive Plan; and (iv) 1,944,366 shares of common stock underlying outstanding common stock purchase warrants. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters properly submitted to the stockholders for their vote; provided, however, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote thereon. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the closing of this offering will be, fully paid and nonassessable.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC. Their telephone number is 1-800-937-5449. Our common stock is listed on The Nasdaq Capital Market under the symbol “LPCN”.

Preferred Stock

Our Board of directors has the authority under our amended and restated certificate of incorporation, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or otherwise adversely affecting the rights of holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common stock. As of September 30, 2020, no shares of preferred stock were outstanding, and we have no current plans to issue any shares of preferred stock.

Future Preferred Stock. Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

February 2020 Common Stock Purchase Warrants

In February 2020, we issued 5,024,017 common stock purchase warrants (the “February 2020 Warrants”) in a registered offering. As of September 30, 2020, there were 840,336 February 2020 Warrants outstanding. The material terms and provisions of the February 2020 Warrants are summarized below. This summary of some provisions of the February 2020 Warrants is not complete and is qualified in its entirety by reference to the form of common stock purchase warrant included as Exhibit 4.5 to the registration statement of which this prospectus forms a part.

Each whole February 2020 Warrant is exercisable to purchase one share of our Common Stock at an exercise price of $0.53 per share at any time for up to five years after the date of the closing of the offering. The holder of a February 2020 Warrant will not be deemed a holder of our underlying common stock until the February 2020 Warrant is exercised, except as set forth in the February 2020 Warrant.

Subject to limited exceptions, a holder of February 2020 Warrants do not have the right to exercise any portion of its February 2020 Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “February 2020 Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the February 2020 Beneficial Ownership Limitation, provided that in no event shall the February 2020 Beneficial Ownership Limitation exceed 9.99% and any increase in the February 2020 Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and the number of shares issuable upon exercise of the February 2020 Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The holders of February 2020 Warrants must pay the exercise price in cash upon exercise of the February 2020 Warrants, unless such holders are utilizing the cashless exercise provision of the February 2020 Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part, effective when the February 2020 Warrants are exercised.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of the outstanding shares of our common stock, then following such event, the holders of the February 2020 Warrants will be entitled to receive upon exercise of the February 2020 Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the February 2020 Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the February 2020 Warrants.

November 2019 Common Stock Purchase Warrants

Also in November 2019, we issued 12,000,000 common stock purchase warrants (the “November 2019 Warrants”) in a registered offering. As of September 30, 2020, there were 1,104,030 November 2019 Warrants outstanding. The material terms and provisions of the November 2019 Warrants are summarized below. This summary of some provisions of the November 2019 Warrants is not complete and is qualified in its entirety by reference to the form of common stock purchase warrant included as Exhibit 4.4 to the registration statement of which this prospectus forms a part.

Each whole November 2019 Warrant is exercisable to purchase one share of our Common Stock at an exercise price of $0.50 per share at any time for up to five years after the date of the closing of issuance. The holder of a November 2019 Warrant will not be deemed a holder of our underlying common stock until the November 2019 Warrant is exercised, except as set forth in the November 2019 Warrant.

Subject to limited exceptions, a holder of November 2019 Warrants will not have the right to exercise any portion of its November 2019 Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “November 2019 Warrant Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the November 2019 Warrant Beneficial Ownership Limitation, provided that in no event shall the November 2019 Warrant Beneficial Ownership Limitation exceed 9.99% and any increase in the November 2019 Warrant Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and the number of shares issuable upon exercise of the November 2019 Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The holders of November 2019 Warrants must pay the exercise price in cash upon exercise of the November 2019 Warrants, unless such holders are utilizing the cashless exercise provision of the November 2019 Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part, effective when the November 2019 Warrants are exercised.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of the outstanding shares of our common stock, then following such event, the holders of the November 2019 Warrants will be entitled to receive upon exercise of the November 2019 Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the November 2019 Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the November 2019 Warrants. Additionally, as more fully described in the November 2019 Warrants, in the event of certain fundamental transactions, the holders of the November 2019 Warrants will be entitled to, at their option exercisable at any time within 30 days after such fundamental transaction, receive consideration in an amount equal to the Black Scholes value of the November 2019 Warrants on the date of consummation of such transaction.

Upon the holder’s exercise of a November 2019 Warrant, we will issue the shares of our common stock issuable upon exercise of the November 2019 Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision).

Prior to the exercise of a November 2019 Warrant, holders of the November 2019 Warrant will not have any of the rights of holders of our common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Holders of November 2019 Warrants may exercise the November 2019 Warrants only if the issuance of the shares of our common stock upon exercise of the November 2019 Warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part effective when the November 2019 Warrants are exercised. The holders of November 2019 Warrants must pay the exercise price in cash upon exercise of the November 2019 Warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares of our common stock underlying the November 2019 Warrants (in which case, the November 2019 Warrants may only be exercised via a “cashless” exercise provision).

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Lipocine or changing our board of directors and management. According to our amended and restated certificate of incorporation and amended and restated bylaws, the holders of our common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership and control of 6% of our issued and outstanding common stock by our executive officers and directors as a group as of September 30, 2020 and the lack of cumulative voting, may make it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of the company by replacing our board of directors.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to the time of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.

Section 203 could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board of directors and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which became effective following the closing of the Merger, may delay or discourage transactions involving an actual or potential change of control or change in our Board of directors or our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and bylaws:

•	permit our Board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

•	provide that the authorized number of directors may be changed only by resolution of our Board of directors;

•	provide that directors may only be removed, subject to any limitation imposed by law, by the holders of at least a majority of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	provide that special meetings of our stockholders may be called only by the chairman of our Board of directors, our chief executive officer or by our Board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common shares or preferred shares. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. While the terms we have summarized herein will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures thereto that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indentures do not limit the amount of debt securities that we may issue. They provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, or subordinated debt;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund, mandatory redemption or analogous provisions or otherwise, to repurchase, at the holder’s option, the series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the applicable indenture;

•	additions to or changes in the provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under the applicable indenture;

•	the currency or currencies, including composite currencies, in which payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the applicable indenture, and any terms that may be required by us or advisable under applicable laws or regulations; and

•	the subordination terms of the debt securities of the series, if any.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal of, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indentures. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•	a holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of  $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the applicable indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant document or agreement that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant document or agreement applicable to particular warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular warrants that we sell under this prospectus, as well as the complete warrant document or agreement that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to the warrants, including, if applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	material United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant agreement or documents and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant documents properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the units we are offering, and any supplemental agreements, before the issuance of the related units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to particular units. We urge you to read the applicable prospectus supplements related to the particular units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, including ordinary brokerage transactions, block trades, placements, “at the market” transactions, put or call transactions or in any other way not involving market makers or established trading markets, (4) through a combination of any of these methods, or (5) through any other methods described in a prospectus supplement. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any prospectus supplement will include, to the extent applicable, the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at the market offering will be through an underwriter or underwriters acting as principal or agent for us.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved.

Securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in such prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in any required prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, all securities we may offer, other than common stock, will be new issues of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

Any underwriter engaged by us may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we may provide in any prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Lipocine Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance on the reports of Tanner LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at ir.lipocine.com. The information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.  We incorporate by reference the documents listed below that we have previously filed with the Commission:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019;

•	Our Definitive Proxy Statement filed on Schedule 14A on April 28, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020;

•	Our Current Reports on Form 8-K filed on January 13, 2020, February 11, 2020, February 24, 2020, February 25, 2020, February 26, 2020, March 4, 2020, March 13, 2020, March 26, 2020, April 9, 2020, April 17, 2020, April 21, 2020, May 5, 2020, May 7, 2020, May 11, 2020, May 13, 2020, May 15, 2020, June 10, 2020, July 13, 2020, July 20, 2020, July 31, 2020, August 3, 2020, August 6, 2020, August 24, 2020, August 28, 2020, September 14, 2020, September 21, 2020, September 21, 2020, October 5, 2020, October 13, 2020, October 14, 2020, November 5, 2020, November 6, 2020, November 9, 2020, and November 10, 2020; and

•	the description of our common stock contained on our Registration Statement on Form 8-A filed with the SEC on March 18, 2014, as updated by the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement until we sell all of the securities we are offering or the termination of the offering, excluding, in each case, information deemed furnished and not filed.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests should be directed to: Lipocine Inc., Attention: Investor Relations, 675 Arapeen Drive, Suite 202, Salt Lake City, Utah 84108 and our telephone number is (801) 994-7383. You may also access the documents incorporated by reference in this prospectus through our website at www.lipocine.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

$150,000,000

Lipocine Inc.

Common Stock, Preferred Stock,
Debt Securities,
Warrants and Units

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2020

PROSPECTUS

Up to $50,000,000

Common Stock

We previously entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) relating to shares of our common stock offered by this prospectus.  In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Cantor Fitzgerald, acting as sales agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LPCN.” On November 12, 2020 the last reported sale price of our common stock on the Nasdaq Capital Market was $1.47 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Cantor Fitzgerald has agreed to act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to compensation under the terms of the Sales Agreement at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-9 of this prospectus for more information regarding our arrangements with the Sales Agent.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2020.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus describes the specific terms of this offering and certain other matters. You should rely only on the information contained in, or incorporated by reference in, this prospectus and any related “free writing prospectus.” Neither the Company nor the underwriters has authorized anyone to provide information different from that contained in, incorporated or deemed incorporated by reference into this prospectus.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this at-the-market sales agreement prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this at-the-market sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this at-the-market sales agreement prospectus. However, if any statement in one of these documents is inconsistent with a statement in a document having a later date incorporated by reference in this prospectus, the statement in the document incorporated by reference modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Before you invest, you should read the registration statement of which this prospectus forms a part, this prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The information in this prospectus may only be accurate on the date of this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

References in this prospectus and the documents incorporated by reference to the “Company,” “Lipocine,” “our,” “us” or “we” refer to Lipocine Inc. and its subsidiaries.

S-i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements may refer to such matters as products, product benefits, pre-clinical and clinical development timelines, clinical and regulatory expectations and plans, regulatory developments and requirements, the receipt of regulatory approvals, the results of clinical trials, patient acceptance of Lipocine’s products, manufacturing and commercialization of Lipocine’s products, anticipated financial performance, future revenues or earnings, business prospects, projected ventures, new products and services, anticipated market performance, future expectations for liquidity and capital resources needs and similar matters. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections of this prospectus entitled “Prospectus Summary” and “Risk Factors.”

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. These statements involve risks, uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause or contribute to such differences include, but are not limited to, the risks described in this prospectus and detailed in Lipocine’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

S-ii

PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should carefully read this prospectus, including the documents we incorporate by reference, to understand fully our common stock as well as other considerations that are important to you in making a decision to invest in our common stock. You should pay special attention to the “Risk Factors” section beginning on page S-4 of this prospectus and on page 6 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus and the accompanying prospectus. This prospectus includes forward-looking statements that involve risks and uncertainties.

Overview of Our Business

We are a clinical-stage biopharmaceutical company focused on applying our oral drug delivery technology for the development of pharmaceutical products focusing on metabolic and endocrine disorders. Our proprietary delivery technologies are designed to improve patient compliance and safety through orally available treatment options. Our primary development programs are based on oral delivery solutions for poorly bioavailable drugs. We have a portfolio of proprietary product candidates designed to produce favorable pharmacokinetic (“PK”) characteristics and facilitate lower dosing requirements, bypass first-pass metabolism in certain cases, reduce side effects, and eliminate gastrointestinal interactions that limit bioavailability.

Our most advanced product candidate, TLANDO™, is an oral testosterone replacement therapy (“TRT”). On November 8, 2019 we received a Complete Response Letter ("CRL") from the United States Food and Drug Administration ("FDA") regarding our New Drug Application ("NDA") filed in May 2019 for TLANDO as a TRT in adult males for conditions associated with a deficiency of endogenous testosterone, also known as hypogonadism. A CRL is a communication from the FDA that informs companies that an application cannot be approved in its present form. The CRL identified one deficiency stating the efficacy trial did not meet the three secondary endpoints for maximal testosterone concentrations (“Cmax”). The CRL did not identify any specific issues relating to chemistry, manufacturing and controls (“CMC”) of TLANDO. We had our Post Action meeting with the FDA in January 2020 and discussed a potential path forward for the approval of TLANDO. Based on the Post Action meeting and written feedback, the FDA indicated our approach to addressing the deficiency through the reanalysis of existing data in accordance with FDA feedback appears to be a reasonable path forward. The FDA requested that the information generated by the reanalysis be submitted as part of an NDA resubmission with a six-month Prescription Drug User Fee Act (“PDUFA”) clock. We resubmitted the NDA on February 28, 2020 and it was assigned a PDUFA date of August 28, 2020. However, on August 28, 2020 the FDA informed us that it needed additional time to complete its review of the NDA. On November 5, 2020, the FDA informed us that it is working towards taking action on the TLANDO NDA on or about the week of November 30, 2020. However, the Company cannot assure that the FDA will act in that time frame. The FDA has not asked for any additional data and we have provided the FDA with all information requested to date.

Additional pipeline candidates include LPCN 1144, an oral prodrug of bioidentical testosterone comprised of TU for the treatment of non-cirrhotic non-alcoholic steatohepatitis (“NASH”), TLANDO XR, a next generation oral TRT product with the potential for once daily dosing which has completed Phase 2 testing, LPCN 1148, an oral prodrug of bioidentical testosterone for the treatment of cirrhosis, and LPCN 1107, potentially the first oral hydroxyprogesterone caproate product indicated for the prevention of recurrent preterm birth, which has completed an End-of-Phase 2 meeting with the FDA.

LPCN 1144 is currently being tested in the LiFT (“Liver Fat intervention with oral Testosterone”) Phase 2 clinical study, a paired-biopsy study in confirmed pre-cirrhotic NASH subjects. Study enrollment has been completed and top-line primary endpoint results are expected in January 2021. Additionally, LPCN 1144 recently completed a Proof-Of-Concept (“POC”) liver imaging clinical study which demonstrated substantial liver fat reductions in hypogonadal males at risk of developing NASH as assessed using magnetic resonance imaging, proton density fat fraction (“MRI-PDFF”) technique.

To date, we have funded our operations primarily through the sale of equity securities, debt and convertible debt and through up-front payments, research funding and royalty and milestone payments from our license and collaboration arrangements. We have not generated any revenues from product sales and we do not expect to generate revenue from product sales unless and until we obtain regulatory approval of TLANDO or other products.

We have incurred losses in most years since our inception. As of September 30, 2020, we had an accumulated deficit of $168 million. Income and losses fluctuate year to year, primarily depending on the nature and timing of research and development occurring on our product candidates. Our net loss was $16.5 million for the nine months ended September 30, 2020 and $9.7 million for the nine months ended September 30, 2019. Substantially all of our operating losses resulted from expenses incurred in connection with our product candidate development programs, our research activities and general and administrative costs, including on-going litigation activities, associated with our operations.

We expect to continue to incur significant expenses and operating losses for the foreseeable future as we:

•	conduct any other pre or post-approval clinical studies required in support of TLANDO;

•	perform pre-commericalization and commercialization activities in support of TLANDO;

•	conduct further development of our other product candidates, including LPCN 1144;

•	continue our research efforts;

•	research new products or new uses for our existing products;

•	maintain, expand and protect our intellectual property portfolio; and

•	provide general and administrative support for our operations, including on-going litigation.

To fund future long-term operations, we will need to raise additional capital. The amount and timing of future funding requirements will depend on many factors, including capital market conditions, regulatory requirements and outcomes related to TLANDO, regulatory requirements related to our other product development programs, the timing and results of our ongoing development efforts, the potential expansion of our current development programs, potential new development programs, our ability to license our products to third parties, the pursuit of various potential commercial activities and strategies associated with our development programs and related general and administrative support. We anticipate that we will seek to fund our operations through public or private equity or debt financings or other sources, such as potential license, partnering and collaboration agreements. We cannot be certain that anticipated additional financing will be available to us on favorable terms, or at all. Although we have previously been successful in obtaining financing through public and private equity securities offerings and our license and collaboration agreements, there can be no assurance that we will be able to do so in the future.

Corporate Information

Marathon Bar Corp. (“Marathon Bar”) was incorporated on October 13, 2011, in the State of Delaware. On July 24, 2013, Marathon Bar and MBAR Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Marathon Bar, and Lipocine Operating Inc. (“Lipocine Operating”), a privately held company incorporated in Delaware, executed an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Lipocine Operating and Lipocine Operating was the surviving entity. Additionally, pursuant to the Merger Agreement, Marathon Bar changed its name to Lipocine Inc.

Our principal executive offices are located at 675 Arapeen Drive, Suite 202, Salt Lake City, Utah 84108 and our telephone number is (801) 994-7383. We maintain a website at www.lipocine.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock outstanding after this offering

Up to 99,699,755 shares, based on $50,000,000 available under the Sales Agreement and assuming sales at a price of $1.47 per share, which was the closing price of our common stock on The Nasdaq Capital Market on November 12, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Cantor Fitzgerald. See “Plan of Distribution” on page S-9.

Use of Proceeds	We currently intend to use the net proceeds from this offering primarily for general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. You should consider carefully all the information included or incorporated by reference in this prospectus and the sections entitled “Risk Factors” beginning on page S-4 of this prospectus, in the accompanying prospectus, in the documents incorporated by reference into this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus before deciding whether to purchase our common stock in this offering.

Nasdaq Capital Market symbol	“LPCN”

The number of shares of common stock to be outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of September 30, 2020, which was 65,686,150, and does not include, as of that date, (i) 2,958,485 options to purchase shares of our common stock issued under our 2014 Stock and Incentive Plan, (ii) 605,682 restricted stock units of our common stock issued under our 2014 Stock and Incentive Plan, (iii) 2,544,888 shares available for issuance under our 2014 Stock and Incentive Plan, and (iv) 1,944,366 shares of common stock underlying outstanding warrants.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risk Factors Summary

Our business operations are subject to numerous risks, factors and uncertainties, including those outside of our control, that could cause our actual results to be harmed, including risks regarding the following:

Risks Relating to Our Business and Industry

•	the timelines of our clinical trials;
•	the regulatory approval, success, and commercialization of our lead product candidate, TLANDO;
•	possible FDA restrictions on the indicated population for T-replacement in the "class" label;
•	the possibility that T-replacement therapies could be found to create, or could be perceived to create, health risks;
•	any possible failure to obtain adequate healthcare reimbursement for our products;
•	competition in the TRT market, including the entrance of generic T-gels into the market;
•	successfully commercialization of our product candidates internally or through collaborators;
•	the early stage of development of LPCN 1144, LPCN 1107, and TLANDO XR (LPCN 1111);
•	the early stage of development of our research and development programs and processes;
•	the regulation requirements for our product candidates;
•	the possibility that we may never receive regulatory approval to market our products outside the United States;
•	the stringent government regulations concerning the clinical testing of our products;
•	the market’s acceptance of our products;
•	the possibility that regulatory agencies could find that we have improperly promoted off-label uses;
•	any possible failure to comply with federal and state healthcare laws;
•	our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel;
•	difficulties in managing the growth of the company;
•	re-importation of drugs from foreign countries into the United States by our competitors;
•	any product liability claims;
•	any failure to comply with the Controlled Substances Act;
•	the defense and resolution of any litigation;
•	cyber security risks;
•	the ongoing outbreak of coronavirus around the world;

Risks Related to Our Dependence on Third Parties

•	our reliance on third-party contractors and service providers for the execution of some aspects of our development programs;
•	our reliance on contract research organizations or other third parties to assist us in conducting clinical trials;
•	our reliance on suppliers for the active and inactive ingredients for our products;
•	our ability to establish successful collaborations for our products;

Risks Related to Ownership of Our Common Stock

•	our stock price’s reaction to the results and timing of clinical trials, regulatory and other decisions;
•	the effectiveness of our internal control over financial reporting;
•	the cost and expense to comply with the requirements of being a public company;
•	the volatility of our share price;
•	fluctuations in the value of our warrants outstanding from the November 2019 Offering;
•	the possibility of delisting of our securities from the Nasdaq Capital Market;
•	anti-takeover provisions in our amended and restated certificate of incorporation and our amended and restated bylaws, as well as provisions of Delaware law and our stockholder rights plan;
•	the right of the holders of the common warrants issued in the November 2019 Offering to right to receive the Black Scholes value of the warrants in the event of a fundamental transaction;
•	our decision not to pay dividends on our common stock;
•	our management and directors’ ability to exert influence over our affairs;
•	the thin trading of our common stock;
•	any failure of securities or industry analysts to publish accurate research about our business;

Risks Relating to Our Financial Position and Capital Requirements

•	our need for and ability to obtain substantial additional capital in the future;
•	the covenants in our loan agreement or our failure to comply with such covenants;
•	our ability to generate sufficient cash flow to satisfy our significant debt service obligations;
•	potential dilution to our existing stockholders from raising any additional capital;
•	our inability to predict when we will generate product revenues or achieve profitability;
•	our incurrence of significant operating losses;
•	any fluctuation in our operating results;

Risks Relating to Our Intellectual Property

•	our ability to protect our intellectual property;
•	our ability to obtain additional protection under the Drug Price Competition and Patent Term Restoration Act;
•	the possibility of incurring substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights, or our inability to protect our rights to our products and technology;
•	the cost and expense, and any unfavorable outcomes, resulting from any claims for infringing intellectual property rights of third parties;
•	the fact that we do not have patent protection for our product candidates in a significant number of countries;
•	our ability to comply with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies; and
•	the possibility that we may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

RISKS RELATED TO THIS OFFERING

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 34,013,605 shares of our common stock are sold at a price of $1.47 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 12, 2020, for aggregate gross proceeds of $50,000,000 (the amount remaining under this prospectus), and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $0.84 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and the vesting of outstanding restricted stock units will result in further dilution of your investment. See “Dilution” on page S-8 for a more detailed discussion of the dilution you will incur in connection with this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any additional shares under or fully utilize the Sales Agreement with Cantor Fitzgerald as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include additions to working capital and capital expenditures.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Accordingly, we reserve the right to use these proceeds for different purposes or uses which we have not listed above. We currently intend to use the net proceeds from this offering primarily for general corporate purposes. See “Risk Factors – Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

Until we use the net proceeds of this offering, we intend to invest the funds in investment grade, interest-bearing securities.

DILUTION

Net tangible book value per share is total tangible assets, reduced by total liabilities, divided by the total number of outstanding shares of common stock. Our net tangible book value as of September 30, 2020 was approximately $14.5 million, or approximately $.22 per outstanding share of common stock.

After giving effect to the assumed sale of 34,013,605 shares of our common stock sold at a price of $1.47 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 12, 2020, for aggregate gross proceeds of $50,000,000 (the amount remaining under this prospectus), and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $63.0 million, or $0.63 per share. This represents an immediate increase in net tangible book value of $0.41 per share to existing stockholders and immediate dilution of $0.84 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this calculation on a per share basis, assuming that we sell all of the securities we are offering:

Assumed public offering price per share		$1.47
Net tangible book value per share as of September 30, 2020	$0.22
Increase in net tangible book value per share after this offering	$0.41

As adjusted net tangible book value per share as of September 30, 2020, after this offering		$0.63

Dilution in as adjusted net tangible book value per share to new investors		$0.84

The table above assumes for illustrative purposes that an aggregate of 34,013,605 shares of our common stock are sold at a price of $1.47 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 12, 2020, for aggregate gross proceeds of $50,000,000. The shares subject to the Sales Agreement with Cantor Fitzgerald are being sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.47 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 during the term of the Sales Agreement with Cantor Fitzgerald is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.69 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.28 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.47 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 during the term of the Sales Agreement with Cantor Fitzgerald is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.54 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.43 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above discussion is based on 65,686,150 shares of common stock outstanding as of September 30, 2020, and does not include, in each case as of September 30, 2020, (i) 2,958,485 options to purchase shares of our common stock issued under our Fourth Amended and Restated 2014 Stock and Incentive Plan and our 2011 Equity Incentive Plan, (ii) 605,682 restricted stock units of our common stock issued under our Fourth Amended and Restated 2014 Stock and Incentive Plan, , (iii) 2,544,888 shares available for issuance under our 2014 Stock and Incentive Plan, and (iv) 1,944,366 shares of common stock underlying outstanding warrants.

PLAN OF DISTRIBUTION

We previously entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $50,000,000 from time to time through Cantor Fitzgerald acting as agent under the Sales Agreement. A copy of the Sales Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor Fitzgerald will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also reimbursed Cantor Fitzgerald for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount equal to $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Cantor Fitzgerald under the terms of the Sales Agreement, will be approximately $45,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor Fitzgerald may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor Fitzgerald and its affiliates may provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus electronically.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah. Cantor Fitzgerald & Co. is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Lipocine Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Tanner LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus and the accompanying prospectus. This prospectus and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is www.sec.gov. We maintain a website at www.lipocine.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the Commission:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019;

•	Our Definitive Proxy Statement filed on Schedule 14A on April 28, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020;

•	Our Current Reports on Form 8-K filed on January 13, 2020, February 11, 2020, February 24, 2020, February 25, 2020, February 26, 2020, March 4, 2020, March 13, 2020, March 26, 2020, April 9, 2020, April 17, 2020, April 21, 2020, May 5, 2020, May 7, 2020, May 11, 2020, May 13, 2020, May 15, 2020, June 10, 2020, July 13, 2020, July 20, 2020, July 31, 2020, August 3, 2020, August 6, 2020, August 24, 2020, August 28, 2020, September 14, 2020, September 21, 2020, September 21, 2020, October 5, 2020, October 13, 2020, October 14, 2020, November 5, 2020, November 6, 2020, and November 9, 2020, and November 10, 2020; and

•	the description of our common stock contained on our Registration Statement on Form 8-A filed with the SEC on March 18, 2014, as updated by the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement until we sell all of the securities we are offering or the termination of the offering, excluding, in each case, information deemed furnished and not filed.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests should be directed to: Lipocine Inc., Attention: Investor Relations, 675 Arapeen Drive, Suite 202, Salt Lake City, Utah 84108 and our telephone number is (801) 994-7383. You may also access the documents incorporated by reference in this prospectus through our website at www.lipocine.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to $50,000,000

Common Stock

PROSPECTUS

, 2020

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$16,365
FINRA Filing Fee	23,000
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer Agent and Registrar Fees and Expenses	*
Miscellaneous expenses	*
Total	*

*These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors

Our certificate of incorporation provides that none of our directors will be personally liable to us, or our stockholders, for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is, or threatened to be, made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our certificate of incorporation because we believe that it is important to attract qualified directors and officers. We have further provided in our certificate of incorporation that no indemnification shall be available, whether pursuant to our certificate of incorporation or otherwise, arising from any lawsuit or proceeding in which we assert a direct claim, as opposed to a stockholders’ derivative action, against any directors and officers (or a director or officer sues us). This limitation is designed to ensure that if we are involved in litigation adverse to a director or officer, we do not have to pay for their legal fees.

We have entered into indemnification agreements with each of our executive officers and directors that require us to indemnify such persons against any and all expenses, including judgments, fines or penalties, attorney’s fees, witness fees or other professional fees and related disbursements and other out-of-pocket costs incurred, in connection with any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry or administrative hearing, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 16. Exhibits

Exhibit		Incorporated by Reference
Number	Description	Form	File Date	File Number	Exhibit

1.1*	Form of Underwriting Agreement

1.2	Controlled Equity OfferingSM Sales Agreement between Lipocine Inc. and Cantor Fitzgerald & Co.	10-K	March 6, 2017	001-36357	10.22

2.1	Agreement and Plan of Merger and Reorganization, dated July 24, 2013, by and among Marathon Bar Corp., Lipocine Operating Inc., and MBAR Acquisition Corp.	8-K	July 25, 2013	333-178230	2.1

3.1	Amended and Restated Certificate of Incorporation	8-K	July 25, 2013	333-178230	3.2

3.2	Amended and Restated Bylaws	8-K	July 25, 2013	333-178230	3.3

3.3	Certificate of Designation of Series A Junior Participating Preferred Stock.	8-K	December 1, 2015	001-36357	3.1

4.1	Specimen Common Stock certificate	8-K	July 25, 2013	333-178230	4.1

4.2	Amended and Restated Stockholder Rights Agreement dated as of November 5, 2018 by and between the Company and American Stock Transfer & Trust Company, LLC	10-Q	November 7, 2018	001-36357	4.1

4.3	Form of Pre-Funded Warrant	8-K	November 14, 2019	001-36357	4.1

4.4	Form of Common Warrant	8-K	November 14, 2019	001-36357	4.2

4.5	Form of Common Warrant	8-K	February 26, 2020	001-36357	4.1

4.6	Form of Senior Indenture

4.7	Form of Subordinated Indenture

4.8*	Form of Debt Security

4.9*	Form of Subordinated Debt Security

4.10*	Form of Certificate of Designation

4.11*	Form of Preferred Stock Certificate

4.12*	Form of Warrant Agreement

4.13*	Form of Warrant Certificate

4.14*	Form of Unit Agreement

4.15*	Form of Unit Certificate

5.1	Opinion of Dorsey & Whitney LLP relating to the base prospectus

5.2	Opinion of Dorsey & Whitney LLP relating to the sales agreement prospectus

23.1	Consent of Tanner LLC, independent registered public accounting firm

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

23.3	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page to the registration statement)

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Indenture

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Indenture

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	To be filed separately under the electronic form type 305B2, if applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on November 13, 2020.

LIPOCINE INC.

BY:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mahesh V. Patel and Morgan R. Brown, as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-3, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mahesh V. Patel	Chief Executive Officer (principal executive officer),	November 13, 2020
Mahesh V. Patel	President and Chairman of the Board

/s/ Morgan R. Brown	Executive Vice President and Chief Financial Officer	November 13, 2020
Morgan R. Brown	(principal financial and accounting officer)

/s/ Stephen A. Hill	Director	November 13, 2020
Stephen A. Hill

/s/ John W. Higuchi	Director	November 13, 2020
John W. Higuchi

/s/ R. Dana Ono	Director	November 13, 2020
R. Dana Ono

/s/ Jeffrey A. Fink	Director	November 13, 2020
Jeffrey A. Fink